Exhibit 10.19	Page 1 of 36

LEASE AGREEMENT

(Candia, New Hampshire)

     THIS LEASE AGREEMENT (this “Lease”) is made this 15th day of March, 2000 (the “Effective Date”), by and between JIMJOY HOLDINGS, LLC, a New Hampshire limited liability company (hereinafter called “Landlord”), and NATIONSRENT USA, INC., a Delaware corporation, and/or its assigns (hereinafter called “Tenant”).

W I T N E S S E T H:

     Landlord, for and in consideration of the rentals herein promised to be paid by Tenant and the covenants, conditions and agreements herein contained to be kept and performed by Tenant, does hereby let and rent to Tenant, and Tenant does hereby take and lease as Tenant of Landlord, the premises hereinafter described for the term, at the rental and upon the terms and conditions hereinafter set forth:

SECTION 1
PARTIES

     1.1 Landlord. Landlord warrants that it owns the Premises and has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and that those persons executing this Lease on behalf of Landlord have the authority and power to execute this Lease on Landlord’s behalf and deliver this Lease to Tenant.

     1.2 Tenant. Tenant warrants that Tenant has full right and power to execute and deliver this Lease without the consent or agreement of any other person, and that those persons executing this Lease on behalf of Tenant have the authority and power to execute this Lease on Tenant’s behalf and deliver this Lease to Landlord.

SECTION 2
PREMISES

     2.1 Description. The premises herein leased (hereinafter called the “Premises”) are legally described in Exhibit “A” attached hereto and made a part hereof. The Premises also include the building(s) and improvements located upon the land area described in Exhibit “A” and all rights appurtenant thereto. The Premises are located at 17 Old Manchester Road, Candia, New Hampshire 03034.

     2.2 Quiet Enjoyment. Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

SECTION 3
TERM; OPTION TO EXTEND

     3.1 Lease Commencement Date. The term of this Lease (the “Term”) shall commence as of the Effective Date (the “Lease Commencement Date”), and shall terminate on the date which is the last day of the month preceding the tenth (10th) anniversary date of the Lease Commencement Date unless extended by Tenant in accordance with any extension option contained in this Lease or any rider thereto or unless terminated at an earlier date in accordance with the provisions of this Lease. Landlord shall give Tenant possession of the Premises on the Lease Commencement Date.

Exhibit 10.19	Page 2 of 36

     3.2 Extension Terms. Tenant shall have the right to extend the Term of this Lease for two (2) additional terms of five (5) years each (the “Extension Terms” or individually an “Extension Term”) in its sole discretion upon delivering written notice to the Landlord of its intent to exercise this option to extend not less than ninety (90) days before the expiration date of the initial Term or of any previously exercised Extension Term of this Lease. If Tenant exercises any of the Extension Terms in the manner provided for in this paragraph then the Lease shall terminate five (5) years after the initial expiration period (as set forth in Section 3.1 above) or the end of the previously exercised Extension Term unless a subsequent Extension Term is exercised, and all provisions of this Lease shall be applicable to the Extension Terms. As used herein, the reference to “Term” shall include the Lease Term and as extended by all Extension Terms.

     3.3 Prorations. If any payments, rights or obligations hereunder (whether relating to payment of rent, taxes, insurance, other impositions, or to any other provision of this Lease) relate to a period in part before the Lease Commencement Date or in part after the date of expiration or termination of the term, appropriate adjustments and prorations shall be made.

     3.4 Surrender at End of Term. Upon the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof and irrespective of when and how such termination occurs, Tenant shall surrender and deliver to Landlord the Premises, all buildings and improvements thereon, other than Tenant’s Property, without delay, broom clean and in good order, condition and repair, reasonable wear and tear and damage due to insured casualty excepted, whereupon Tenant shall have no further right, title or interest in and to said Premises, subject to the other terms of this Lease. Any trade fixtures, business equipment, inventory, trademarked items, signs and other removable personal property located or installed in or on the Premises (“Tenant’s Property”) shall be removed by Tenant on or before the last day of the lease Term or upon the earlier termination of this Lease pursuant to the provisions hereof, and Tenant shall repair any damage occasioned by the removal of Tenant’s Property. Landlord may remove and dispose of any of Tenant’s Property remaining at the Premises after the expiration or termination of this Lease at Tenant’s expense.

SECTION 4
RENT

     4.1 Rent. Commencing on the Lease Commencement Date, Tenant covenants and agrees to pay to Landlord in lawful money of the United States of America, during each lease year, an annual rental as shown on Exhibit “B” attached hereto and made a part of this Lease (the “Rent”). The Rent shall be payable in equal monthly installments as shown on Exhibit “B” in advance on or before the first day of each and every calendar month of the Term of this Lease. The Rent shall be paid in addition to and over and above all other payments to be made by Tenant herein. The first lease year shall be a full year commencing on the Lease Commencement Date and each following Lease year shall be an annual period commencing on the anniversary date of the Lease Commencement Date. Appropriate proration shall be made if the Lease Commencement Date is not on the first day of a calendar month, or if the date of termination of the lease is not on the last day of a calendar month.

     4.2 Taxes.

          (a) Tenant shall be responsible for the payment of all real property taxes and assessments (“Real Estate Taxes”) levied against the Premises by any governmental or quasi-governmental authority, which are due and payable during the Term hereof, except as set forth herein. Real Estate Taxes shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereinafter be levied on the Premises as a result of the use, ownership or operation of the Premises or for any other reason, whether in lieu of or in addition to any current real estate taxes and

Exhibit 10.19	Page 3 of 36

assessments. Any special assessments will be amortized over the maximum period allowed by law or applicable tax rules, whichever is longer, and Real Estate Taxes will include only the prorated and amortized amount, which becomes due during the Term hereof. Real Estate Taxes shall exclude any income, excess profits, single business, inheritance, succession, transfer, franchise, capital or other tax assessments upon Landlord or Landlord’s interest in the Premises.

          (b) Tenant shall remit all payments for Real Estate Taxes directly to the taxing or assessing authority unless Landlord has paid the Real Estate Taxes to avoid interest or penalties accruing thereon, in which event the Real Estate Taxes shall be immediately due and payable to Landlord. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Term hereof, Landlord shall furnish Tenant with a copy of the tax bill or assessment bill upon receipt so as to allow Tenant to take advantage of the maximum payment discount available, if Tenant so desires. Tenant shall provide to Landlord written proof of payment of Real Estate Taxes at the time such payments are made.

          (c) Tenant will have the right to contest, at its sole expense, the amount or validity, in whole or in part, of any tax that Tenant is required to pay, in whole or in part, by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security that Landlord reasonably requires in order to protect the Premises against loss or forfeiture. Upon the conclusion of any such protest proceedings, Tenant will pay its share of the tax, as finally determined, in accordance with this Lease, the payment of which tax may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any costs and expenses in this regard.

     4.3 Services and Utilities.

          (a) Landlord shall not be liable to Tenant for any interruption of utility services to the Premises not caused by Landlord, its agents, employees or contractors; provided, however (i) Landlord shall be obligated to use its best efforts to obtain the resumption of such utility services as quickly as is reasonably possible (unless such interruption of service was caused by the negligence of Tenant, or anyone acting by, through or under Tenant), and (ii) if any utility service is interrupted as a result of acts or omissions of Landlord, its agents, employees or contractors, there shall be an abatement of Rent on a per diem basis during the period that such interruption continues. Tenant shall have the right, throughout the Lease Term, to install, replace, maintain and use such additional utility lines, conduits and facilities, and upon request by Tenant, Landlord agrees to grant to utility companies (public or private) providing said utility lines, facilities and/or service to the Premises, perpetual, non-exclusive rights and easements to install, replace, relocate, repair, operate and maintain lines, pipes, wires, conduits and other facilities (together with the right of ingress and egress and other rights appurtenant thereto), on, under, across and within the Premises as may from time to time be necessary or desirable to supply the Premises with adequate utility service.

          (b) Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

SECTION 5
USE; COMPLIANCE WITH LAWS; MAINTENANCE AND REPAIRS

Exhibit 10.19	Page 4 of 36

     5.1 Use of Premises. Tenant shall have the right to use the Premises for any lawful purpose. Tenant shall not commit waste on the Premises and shall not use the Premises for any unlawful or improper purpose or in violation of any certificate of occupancy or any ordinances or for any purpose which may constitute a nuisance, public or private, nor suffer any dangerous article to be brought on the Premises without permits if permits are required and unless safeguarded as required by law.

     5.2 Compliance with Laws. Tenant shall reasonably, promptly and effectively comply with all applicable and lawful statutes, regulations, rules, ordinances, orders and requirements of any public official or agency having jurisdiction in respect of the Premises and Tenant’s specific use thereof (herein referred to as governmental authorities). Landlord shall promptly give notice to Tenant of any written notice in respect of the Premises from governmental authorities. Tenant may, in good faith and at its sole expense, dispute the validity of any complaint or action taken pursuant to or under color of any of the foregoing, defend against the same, and in good faith diligently conduct any necessary proceedings to prevent and avoid any adverse consequence of the same. Tenant agrees that any such contest shall be prosecuted to a final conclusion as speedily as possible, and Tenant will hold Landlord completely harmless with respect to any actions taken by any governmental authorities with respect thereto.

     5.3 Maintenance and Repairs by Tenant. Except as otherwise provided in Section 5.4 below, throughout the Term of this lease Tenant shall, at Tenant’s sole cost and expense, keep the Premises and all improvements (if any) in good order, condition and repair and shall make or cause to be made all repairs to correct any damage thereto including, without limitation, the maintenance, repair and replacement of the plumbing system, the electrical system, the utility lines and connections to the Premises, the sprinkler mains, if any, and the heating, ventilation and air conditioning system. Notwithstanding anything to the contrary set forth herein, in no event shall Tenant be responsible in any way for any of the following:

          (a) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty except as provided in Section 7 of this Lease.

          (b) Costs of repairs or rebuilding necessitated by condemnation.

          (c) Any costs, fines or penalties relating to environmental investigation or remediation on, in or under the Premises not resulting from the acts or omissions of Tenant, its agents and contractors.

     5.4 Maintenance, Repair and Replacement by Landlord. Landlord shall be responsible for the maintenance, repair and replacement of any structural components including, without limitation, the roof, roof membrane, load bearing walls and floor slabs and masonry walls and foundations. The actual cost of any item set forth above shall be amortized over the useful life of such item according to generally accepted accounting principles and Tenant agrees to pay annually during the Term hereof an amount equal to the annual amortized amount of such replacement, maintenance or repair. Such payment shall be made by Tenant once annually after receipt of written notice thereof from Landlord. Landlord shall do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to the Premises, except to the extent that the foregoing are solely a result of Tenant’s use of the Premises.

     5.5 Access; Inspection by Landlord. Landlord and its agents shall have the right at all reasonable times during the Term to enter the Premises for the purpose of inspecting same, to show the Premises to prospective purchasers and lenders, to place “For Sale” signs thereon and, during the last one hundred eighty (180) days of the Term, to show the Premises to prospective tenants and to place “For Rent” signs thereon. Landlord agrees not to interfere with Tenant’s operations at the Premises

Exhibit 10.19	Page 5 of 36

during any such inspection and any signage placed on the Premises by Landlord shall not interfere with Tenant’s operations at the Premises during any such inspection and any signage placed on the Premises by Landlord shall not interfere with any of Tenant’s signage or displays.

SECTION 6
ALTERATIONS; LIENS; SIGNAGE

     6.1 Alterations. Tenant shall not make any structural alterations in the Premises exceeding $50,000.00 without Landlord’s prior written consent, not to be unreasonably withheld or delayed. Tenant shall have the right to make interior, non-structural alterations, and structural alterations under $50,000.00, without Landlord’s consent, provided such alterations are made without cost to Landlord and provided further that (a) no such alterations shall lessen the fair market value of the Premises, (b) all alterations, additions or improvements shall be constructed in a workmanlike manner, and (c) if Tenant had plans and/or drawings prepared in connection with such alterations, a set of such plans or drawings shall be provided to Landlord subsequent to the completion of such alterations. In addition to the foregoing, Landlord hereby consents to the construction by Tenant of a washbay on the Premises which construction shall be in accordance with subsections (a), (b) and (c) of the foregoing sentence.

     6.2 Lien. All persons are put on notice of the fact that the Tenant under no circumstances shall have the power to subject the interest of the Landlord in the Premises to any mechanic’s or materialman’s lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of the Tenant or any person claiming under, by or through the Tenant, must look wholly to the interest of the Tenant and not to that of the Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of the Landlord in the Premises during the continuance of this Lease any lien or liens of any kind by any person claiming under, by, through or against the Tenant; and if any such lien is claimed or filed, it shall be the duty of the Tenant shall, without regard to the validity of such lien, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of the Landlord’s interest in the Premises from such claim.

     6.3 Signage. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the absolute right to install such signage on the Premises as Tenant may deem necessary or appropriate, subject to appropriate governmental approvals which Tenant shall obtain and comply with at Tenant’s sole expense. Landlord agrees to fully cooperate with Tenant at Tenant’s expense in filing any required signage application, permit and/or variance for said signage or with respect to the Premises generally.

SECTION 7
INSURANCE

     7.1 Types of Insurance. Tenant shall, at its own cost and expense, carry the following insurance in respect of the Premises and improvements:

          (a) Comprehensive public liability insurance in an amount not less than $1,000,000.00 combined bodily injury and property damage liability.

          (b) With respect to improvements (if any), insurance against loss or damage by all risks including fire and other risks covered by fire insurance with extended coverage endorsements in an

Exhibit 10.19	Page 6 of 36

amount of the full insurable replacement value of such improvements (exclusive of cost of excavation, foundation, and footings below the ground floor and without deduction for depreciation) and in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under such policies of insurance.

     7.2 Provisions Applicable to All Insurance. With respect to all insurance required to be maintained hereunder by Tenant:

          (a) Each such policy shall name Landlord, Tenant and any mortgagee as insured as their interests appear and shall contain a Standard Mortgagee Clause reasonably satisfactory to Landlord.

          (b) Tenant shall, at Tenant’s sole cost and expense, observe and comply with all policies of insurance in force with respect to the Premises and improvements.

          (c) Upon Landlord’s request, Tenant shall send to Landlord certificates of insurance or receipts or other evidence satisfactory to Landlord showing the payments of all premiums and other charges due thereon.

From and after the date of the commencement of construction of Landlord’s Work and through the completion of construction, Landlord shall procure, at its sole cost and expense, a builder’s risk policy upon the building and the site improvements in an amount equal to the full replacement value of the building and the site improvements.

     7.3 Landlord’s Right to Obtain Insurance. If Tenant shall fail to maintain any such insurance required hereunder, Landlord may, at Landlord election, after ten (10) days written notice to Tenant, procure the same and make demand for immediate payment thereof, adding the premium cost to the monthly installment of rental next due, it being hereby expressly covenanted and agreed that payment by Landlord of any such premium shall not be deemed to waive or release the obligation of Tenant to make payment thereof. Tenant’s failure to either procure or maintain the insurance required hereunder or to reimburse Landlord, after thirty (30) days written notice from Landlord to Tenant, shall constitute a default by Tenant under this Lease.

     7.4 Use of Insurance Proceeds. Any insurance proceeds recovered by reason of damage to or destruction of improvements on the Premises shall be made available to Tenant and must be used to repair, restore or replace the improvements so damaged or destroyed with any excess proceeds made available to Tenant.

     7.5 Damage or Destruction. If the Premises are damaged or destroyed (partially or totally) during the Term by fire or other casualty, Tenant shall either (i) restore the Premises to substantially the same condition as existed prior to such casualty or (ii) restore the Premises in accordance with such plans and specifications as are then generally in use by Tenant for the construction of its stores. Notwithstanding anything to the contrary if such casualty occurs during the last two (2) years of the Term and the improvements on the Premises are damaged to the extent of eighty percent (80%) or more of their replacement value, then Tenant may terminate this Lease by giving written notice to Landlord within sixty (60) days of the casualty and the Lease shall terminate within thirty (30) days after Tenant’s written notice, whereupon Landlord shall be entitled to all proceeds of insurance and right of recovery against insurers covering such damage. If Tenant elects to rebuild or restore the Premises, it shall proceed with reasonable speed and diligence until such repairs or restoration are completed.

     7.6 Subrogation. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers’ compensation and other insurance maintained by

Exhibit 10.19	Page 7 of 36

either of them at any time during the Term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of the party might otherwise have, if at all, against the other party.

SECTION 8
EMINENT DOMAIN

     If any portion of the Premises which materially affects Tenant’s ability to continue to use the remainder thereof for the purposes set forth herein, or which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of Tenant. Such option shall be exercised by Tenant giving notice to Landlord of such termination within thirty (30) days after such taking or conveyance, whereupon this Lease shall forthwith terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant’s interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises is taken which does not materially affect Tenant’s right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect, and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant’s ability to use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein, Landlord shall receive the award or consideration for the lands and improvements so taken; provided, however, that Landlord shall have no interest in any award made for Tenant’s loss of business or value of its leasehold interest or for the taking of Tenant’s fixtures or property, or for Tenant’s relocation expenses. Landlord and Tenant shall cooperate with one another in making claims for condemnation awards.

SECTION 9
ASSIGNMENT AND SUBLETTING; ATTORNMENT; TENANT FINANCING

     9.1 Assignment by Landlord. At any time, Landlord may sell its interest in the Premises or assign this Lease or Landlord’s reversion hereunder, either absolutely or as security for a loan, without the necessity of obtaining Tenant’s consent or permission, but any such sale or assignment shall be at all times subject to this Lease and the rights of Tenant hereunder.

     9.2 Assignment and Subletting by Tenant. Tenant shall have the right to assign, sublet or otherwise transfer its interest in this Lease and its rights hereunder to any entity or person, with Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed. In connection with the foregoing, the failure of Landlord to respond in writing within thirty (30) days after Tenant’s request for Landlord’s consent shall be deemed to constitute Landlord’s approval of the proposed assignment, subletting or transfer. Notwithstanding the foregoing, Tenant may assign, sublet or otherwise transfer its interest in this Lease without Landlord’s consent, written or otherwise, to any (i) parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate, or (ii) entity in which the Premises — is intended to be leased back by such entity to Tenant or any parent, subsidiary or affiliate of Tenant, or to a corporation or other business entity with which Tenant may merge, amalgamate or consolidate. Notwithstanding any assignment of the Lease pursuant to the preceding two (2) sentences, Tenant shall not be released from liability hereunder so long as the Lease is not modified or amended in any respect without the prior written approval of Tenant. Notwithstanding the foregoing, in the event of an assignment or other transfer, if the net worth of Tenant’s assignee or transferee (or a guarantor of such assignee or transferee) exceeds Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Minimum Net Worth”),

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Tenant shall be released of any and all further liability under this Lease and if such assignee does not have the Minimum Net Worth as of the effective date of such assignment, but such assignee or transferee (or a guarantor of such assignee or transferee) attains the Minimum Net Worth thereafter, Tenant shall be immediately and automatically released from any further liability under this Lease from and after such subsequent date. Tenant shall deliver to Landlord a copy of the document of assignment, subletting or transfer as soon as reasonably possible after the full execution thereof by both parties thereto. This Lease contains no provision restricting, purporting to restrict or referring in any manner to a change in control or change in stockholders, directors, management or organization of Tenant, or any subsidiary, affiliate or parent of Tenant or, to the issuance, sale, purchase, public offering, disposition or recapitalization of the capital stock of Tenant, or any subsidiary, affiliate or parent of Tenant.

     9.3 Attornment. Any assignee of Landlord or Tenant hereby agrees to attorn to the Tenant or Landlord, respectively, as the case may be.

     9.4 Tenant Financing. Tenant shall have the absolute right from time to time during the Term hereof and without Landlord’s further approval, written or otherwise, to grant and assign a mortgage or other security interest in Tenant’s interest in this Lease and all of Tenant’s property located on or used in connection with the Premises to Tenant’s lenders in connection with Tenant’s financing arrangements. Landlord agrees to execute such confirmation certificates and other documents (except amendments to this Lease unless Landlord hereafter consents) as Tenant’s lenders may reasonably request in connection with any such financing.

SECTION 10
DEFAULT AND REMEDIES

     10.1 Events of Default. If:

          (a) Tenant shall default in the due and punctual payment of the Rent, insurance premiums, impositions or any other amounts or rents due under this Lease or any part thereof, and such default shall continue for twenty (20) days after notice thereof in writing to Tenant; or

          (b) Tenant shall default in the performance or in compliance with any of the other covenants, agreements or conditions contained in this Lease (including any assignment or subletting in violation of Section 9.2 of this Lease) and such default shall not be cured within thirty (30) days after notice thereof in writing from Landlord to Tenant or such longer period of time if the default is not susceptible to cure within such period provided Tenant is diligently pursuing such cure; or

          (c) Tenant shall file a petition in voluntary bankruptcy or under Chapter VII or XI of the United States Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts, or fail to obtain a vacation or stay of involuntary proceedings within ninety (90) days after the involuntary petition is filed; or

          (d) Tenant shall be adjudicated a bankrupt, or a trustee or receiver shall be appointed for Tenant or for all of its property or the major part thereof in any involuntary proceedings, or any court shall have taken jurisdiction of the property of Tenant or the majority part thereof in any involuntary proceeding for reorganization, dissolution, liquidation or winding up of Tenant, and such trustee or receiver shall not be discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise within ninety (90) days; or

          (e) Tenant shall make an assignment for the benefit of its creditors;

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then and in any such event referred to in clauses (a), (b), (c), (d) or (e) above Landlord shall have the remedies with respect to the Premises as set forth below.

     10.2 Landlord’s Remedies Upon Default. Upon the occurrence of an Event of Default by Tenant, then Landlord shall be entitled to the following remedies:

          (a) Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises without trespass and expel or remove Tenant and any other person occupying the Premises or any part thereof, in accordance with applicable law; or

          (b) Landlord may re-enter and take possession of the Premises without terminating the Lease in accordance with applicable law, and relet the Premises and apply the Rent received to the account of Tenant. In the event Landlord so re-enters and takes possession of the Premises as set forth above, Landlord agrees to use reasonable efforts to relet the Premises for a commercially reasonable rate at the time of such reletting. No reletting by Landlord is considered to be for Landlord’s own account unless Landlord has notified Tenant in writing that this Lease has been terminated. In addition, no such reletting is to be considered an acceptance of Tenant’s surrender of the Premises unless Landlord so notifies Tenant in writing.

     Notwithstanding anything to the contrary set forth herein, in no event shall Landlord have the right to accelerate Rent (unless Tenant shall be more than ninety (90) days delinquent in the payment of Rent or such other amounts payable, after expiration of notice and all cure periods hereunder). In no event shall Landlord have the right to sue Tenant for any consequential, punitive or incidental damages (including, without limitation, any claims for lost profits and/or lost business opportunity). If Landlord does accelerate the Rent, then the accelerated rent shall be an amount equal to the Rent payable over the balance of the Lease Term (as if this Lease had not been terminated) less the fair rental value of the Premises for the corresponding period. The accelerated rent shall be discounted to the date payable at an annual interest rate equal to the prime rate as published from time to time in the Money Section of the Wall Street Journal, or if same is not published anymore then at the prime rate published by Citibank in Florida. Upon payment of the accelerated rent discounted to present value, Tenant shall be released from any and all further liability under this Lease.

     10.3 Mitigation of Damages. In the event that a right of action by Landlord against Tenant arises under this Lease, Landlord shall attempt to mitigate damages by using commercially reasonable efforts to seek to relet the Premises.

     10.4 Landlord’s Default. The failure of Landlord to perform any covenant, condition, agreement or provision contained herein within thirty (30) days after receipt by Landlord of written notice of such failure or Landlord’s breach of any representation of warranty contained herein shall constitute an “Event of Default” hereunder. Upon the occurrence and continuance of an Event of Default, Tenant may, at its option and without any obligation to do so, other than those obligation created in this document, elect any one or more of the following remedies:

          (a) Terminate and cancel this Lease provided Landlord is in material default under this Lease and provided Tenant has delivered a second notice of such default to Landlord and to Landlord’s lender (whose address Landlord shall provide to Tenant upon request) and such default remains uncured for thirty (30) days after Landlord and Landlord’s lender’s receipt of such notice; or

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          (b) Withhold payment or performance under the Lease until such time as such Event of Default is cured; or

          (c) Cure such Event of Default and recover the costs thereof by an action at law or by set off against the Rent due hereunder; or

          (d) Pursue any other remedy now or hereafter available at law or in equity in the state in which the Premises are situated.

SECTION 11
OTHER PROVISIONS

     11.1 Remedies to Be Cumulative. No remedy conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at common law or by statute. Every power and remedy given Landlord or Tenant may be exercised from time to time and as often as occasion may arise or may be deemed expedient.

     11.2 Notices. All notices, requests, demands or other communications which may be or are required or permitted to be served or given hereunder (in this Section collectively called “Notices”) shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight delivery service to Tenant or to Landlord at the address set forth below. Either party may, by Notice given as aforesaid, change its address for all subsequent Notices. Notices shall be deemed given when received in accordance herewith.

If to Landlord:	JimJoy Holdings, LLC
17 Old Manchester Road
Candia, New Hampshire 03034

with a copy to:

If to Tenant:	NationsRent USA, Inc.
200 East Broward Boulevard, 21st Floor
Fort Lauderdale, Florida 33301
Attn: Jorge L. Martin, Vice President of Real Estate and Construction

with a copy to:	NationsRent, Inc.
450 East Las Olas Boulevard, Suite 1400
Fort Lauderdale, Florida 33301
Attn: Joseph H. Izhakoff, Esq.

with a copy to:	Akerman, Senterfitt & Eidson, P.A.
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida 33301-4200
Attn: Theresa M. McLaughlin, Esq.

     11.3 No Broker. Landlord and Tenant each warrant to the other that no broker or agent has been employed with respect to this Lease and each agrees to indemnify and hold the other harmless from

Exhibit 10.19	Page 11 of 36

any claims by any broker or agent claiming compensation in respect of this Lease alleging an agreement by Landlord or Tenant, as the case may be.

     11.4 Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action or proceeding brought by either of the parties hereto against the other or on any counterclaim in respect thereof on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage under this Lease.

     11.5 No Partnership. Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant’s business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain, during the lease term, that of Landlord and Tenant.

     11.6 Non-Waiver. No failure by Landlord or Tenant to insist upon the performance of any covenant, agreement, provision or condition of this Lease or to exercise any right or remedy, consequent upon a default hereunder, and no acceptance of full or partial rent during the continuance of any such default, shall constitute a waiver of any such default or of such covenant, agreement, provision, or condition. No waiver of any default shall affect or alter this Lease, but each and every covenant, agreement, provision and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent default hereunder.

     11.7 Gender and Number. Words of any gender used in this Lease shall be held to include another gender and words in the singular number shall be held to include the plural and words in the plural shall be held to include the singular, when the sense requires.

     11.8 Captions. The captions, titles and article, section or paragraph headings are inserted only for convenience and they are in no way to be construed as a part of this Lease or as a limitation on the scope of the particular provisions to which they refer.

     11.9 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

     11.10 Successors and Assigns. The covenants, conditions and agreements in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, their respective heirs, devisees, executors, administrators, legal representatives, distributees, successors and assigns.

     11.11 Amendment. Any agreement hereafter made shall be ineffective to change, modify or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

     11.12 Short Form Lease. The parties agree to execute a short form Memorandum of Lease in the form of Exhibit “C” attached hereto for recording containing the names of the parties, a description of the Premises, the Term of the Lease and such other provisions as the parties may deem appropriate.

     11.13 Lien. Landlord hereby waives any statutory or common law rights it may have granting Landlord a lien or the right to foreclose on any property of Tenant, including without limitation, any of Tenant’s personal property and/or the tenant improvements installed in the Premises by Tenant.

Exhibit 10.19	Page 12 of 36

     11.14 Representations and Warranties. Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant that no mortgages, deeds of trusts or liens or encumbrances of any nature presently encumber Landlord’s title to the Premises except as set forth on Exhibit “D”, attached hereto and incorporated herein by this reference; that none of said encumbrances shall prohibit or impede the use of the Premises as contemplated herein or create any financial obligation on the part of Tenant except as expressly set forth herein; that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord; that the Lease constitutes the valid and binding obligation of Landlord, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors rights generally and the application of equitable principles affecting the availability of remedies in the nature of specific enforcement; that the making of this Lease and the performance thereof will not violate any present zoning laws or ordinances of which Landlord has knowledge or the terms or provisions of any mortgage, lease or other agreement to which Landlord is a party or under which Landlord is otherwise bound, or which restricts Landlord in any way with respect to the use or disposition of the Premises; that Landlord has no knowledge of any pending zoning changes, moratorium, road widening or construction affecting the Premises; that the Premises are presently in compliance with any and all applicable laws, including without limitation any laws pertaining to Hazardous Materials (defined below) and Environmental Laws (defined below) and the Americans With Disabilities Act of 1990; that the Premises will be kept in compliance by Landlord, at its cost, with all applicable laws and regulations enacted from and after the date of this Lease except when compliance is required solely as a result of Tenant’s use of the Premises; that the Premises are presently zoned to permit the operation of the Premises as contemplated in this Lease; that the Premises are free from defects, have been maintained in accordance with normal industry practice and are in good operating condition and repair and are suitable for the purposes for which they are presently used; and that the Premises presently include full legal access to one or more dedicated public rights-of-way.

     11.15 Subordination and Attornment. This Lease shall be subordinate to any mortgage or deed of trust (now or hereafter placed upon the Premises), and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, subject to the following sentence. Notwithstanding the foregoing, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, or ground lease now or hereafter placed upon the Premises if the holder of such mortgage or deed of trust or the Landlord under such ground lease delivers to Tenant a non-disturbance agreement substantially in accordance with the form attached hereto as Exhibit “E” (the “Non-Disturbance Agreement”). Upon the mutual execution of this Lease, Landlord shall deliver to Tenant a Non-Disturbance Agreement executed by Landlord and any present lender having a deed of trust or mortgage on the Premises.

     11.16 Hazardous Materials. Tenant shall not do anything throughout the Term of this Lease and any extension thereof that will violate any Environmental Laws (defined below). Tenant shall indemnify, defend and hold harmless Landlord, its directors, officers, employees, and agents and assignees or successors to Landlord’s interest in the Premises, their directors, officers, employees, and agents from and against any and all losses, claims, suits, damages, judgments, penalties and liability including, without limitation, (1) all out-of-pocket litigation costs and reasonable attorneys’ fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release or threatened release or disposal of Hazardous Materials on, under or in the Premises after the Lease Commencement Date by or due to the acts or omissions of Tenant or its agents and contractors, and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement, and the preparation of any closure or other

Exhibit 10.19	Page 13 of 36

required plans, whether such action is required or necessary following the Lease Commencement Date to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release or threatened release or disposal of Hazardous Materials on, under or in the Premises due to the acts or omissions of Tenant or its agents and contractors. This indemnification obligation of Tenant does not extend to any repair, clean-up, investigation, removal, remediation or abatement of Hazardous Materials (i) which were present on, under or in the Premises before or on the Lease Commencement Date or for which Landlord is otherwise obligated to indemnify Tenant pursuant to this Paragraph 11.16.

     Landlord shall indemnify, defend and hold harmless Tenant, its directors, officers, employees, and agents, and any assignees, subtenants or successors to Tenant’s interest in the Premises, their directors, officers, employees, and agents, from and against any and all losses, claims, suits, damages, judgments, penalties, and liability including, without limitation, all (i) out-of-pocket litigation costs and reasonable attorneys’ fees, (ii) all damages (including consequential damages), directly or indirectly arising out of the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials on, under or in the Premises before or after the Lease Commencement Date by or due to the actions or omissions of any person other than Tenant or its agents and contractors, and (iii) the cost of and the obligation to perform any required or necessary repair, clean-up, investigation, removal, remediation or abatement and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the Lease Commencement Date, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials on, under or in the Premises due to the actions or omissions of any person other than Tenant or its agents and contractors.

     For the purpose of this Paragraph 11.16, Hazardous Materials shall include but not be limited to substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the common law; and any and all state, local or federal laws, rules, regulations and orders pertaining to environmental, public health or welfare matters, as the same may be amended or supplemented from time to time (collectively, the “Environmental Laws”). Any terms mentioned in this Lease which are defined in any applicable Environmental Laws shall have the meanings ascribed to such terms in such laws, provided, however, that if any such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

     In the event any clean-up, investigation, removal, remediation, abatement, or other similar action on, in or under the Premises is required by any governmental or quasi-governmental agency as a result of the actions or omissions of any party other than Tenant or its agents, contractors or invitees before or after the Lease Commencement Date and such action requires that Tenant be closed for business for greater than a twenty four (24) hour period, or if access to the Premises as a result of such action is materially adversely affected for a period in excess of twenty four (24) hours, then Tenant’s rental and other payment obligations under this Lease shall be abated entirely during the period beyond the twenty four (24) hours that Tenant is required to be closed for business or abated in proportion to the part required to be closed (and its effect on Tenant’s ability to use the remainder of the Premises) bears to the whole. Moreover, if Tenant is required to be closed for business during such remediation for a period of one hundred and eighty (180) consecutive days, then Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice, whereupon the parties shall be relieved from any and all liability hereunder except for the environmental indemnity and other indemnities in this Lease that specifically survive the termination or expiration of this Lease. Should Tenant not be required to close its business during such remediation then Tenant shall not have the right to terminate this Lease due to

Exhibit 10.19	Page 14 of 36

such remediation.

     The provisions of this Paragraph 11.16 shall survive the expiration or sooner termination of this Lease.

     11.17 Permitted Operations. In the event Tenant reasonably determines at any time that (a) applicable governmental regulations prohibit the use of the Premises for the operation of an equipment rental, leasing and sales facility and any related uses including, but not limited to, the business of renting, selling, leasing, distributing, storing (indoor and outdoor), servicing or repairing new or used equipment, spare parts and related supplies to industrial, manufacturing and construction customers and related general office use, or (b) Tenant’s access, visibility or parking has been adversely affected, Tenant shall have the right, but not the obligation, to terminate this Lease upon thirty (30) days written notice to Landlord and have no further liability upon payment to Landlord of all rent prorated through the date of termination. Notwithstanding above, if Landlord has commenced to cure either of the above defaults within thirty (30) days after Tenant’s notice of termination and is diligently pursuing the same and concludes such cure not later than ninety (90) days after Tenant’s notice of termination, then in such event Tenant’s notice of termination shall be deemed null and void.

     11.18 Attorney’s Fees. In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney’s fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.

     11.19 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

     11.20 Landlord’s Deliveries. No less than ten (10) days prior to the Effective Date, Landlord has, to the extent in Landlord’s possession or control, delivered to Tenant for inspection and review, all of the Landlord’s Deliveries described on Exhibit “G” attached hereto and by this reference made a part hereof (the “Landlord’s Deliveries”).

     11.21 Entire Agreement. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned herein and no prior agreement, letters, representations, warranties, promises or understandings pertaining to such matters shall be effective for any such purpose.

     11.22 Time. Time shall be of the essence in interpreting the provisions of this Lease.

SECTION 12
TENANT’S OPTION TO PURCHASE

     Provided Tenant is not in default beyond all notice and applicable cure periods hereunder, Tenant shall have the right to purchase the Premises at any time during the Term, including any Extension Term, of this Lease upon giving notice in writing to Landlord (the “Purchase Notice”) at least ninety (90) days prior to the expiration of the initial Term or any Extension Term hereof of Tenant’s intention to purchase the Premises. If Tenant exercises this Option to Purchase, then Tenant shall purchase and

Exhibit 10.19	Page 15 of 36

Landlord shall sell the Premises upon the terms and conditions set forth on the Terms for Sale and Purchase attached hereto as Exhibit “G” (the “Purchase Terms”). Upon the closing of title pursuant to the above-mentioned Purchase Terms, this Lease shall terminate and end. The purchase price for the Premises (“Purchase Price”) shall be determined by agreement of the Landlord and Tenant, or, if the Landlord and Tenant fail to reach an agreement within fifteen (15) days of the Tenant’s Purchase Notice, then by the procedure set forth on the Purchase Terms. The option to purchase shall expire without notice upon the termination of this Lease unless the option was exercised prior to such termination, provided that this option to purchase shall continue after any amendment, continuation or reinstatement of this Lease.

SECTION 13
RIGHT OF FIRST REFUSAL

     If during the Term, including any Extension Term, of this Lease, Landlord shall have received a bona fide arm’s length offer to purchase the Premises which is acceptable to Landlord (the “Offer”) from any third party (the “Transferee”), Landlord shall send a notice (herein referred to as the “Transfer Notice”) to Tenant. The Transfer Notice shall set forth the exact terms of the Offer so received, together with a copy of the Offer, and shall state the desire of Landlord to sell the Premises on such terms and conditions. Thereafter, Tenant shall have the right and option to purchase the Premises at the price and upon the terms and conditions specified in the Offer, provided that Tenant is not in material default of this Lease beyond all applicable notice and cure periods hereunder.

     If Tenant desires to exercise its option, it shall give notice (the “Counter Notice”) to that effect to Landlord within twenty (20) days after receipt of the Transfer Notice. Such Counter Notice shall be accompanied by a letter acknowledging Tenant’s agreement to be bound by the terms and conditions of the Offer. Such Counter Notice shall set forth a date not later than sixty (60) days from the service of the Counter Notice on which the closing shall be held. The Tenant’s failure to give a timely Counter Notice (or notice of its refusal to purchase) shall be deemed a waiver of its option to purchase the Premises pursuant to the Offer, but shall not be deemed a waiver of its option to purchase the Premises pursuant to any modification to the Offer or any future offers. Tenant’s rights under this Section 13 are assignable to any person or entity which is or would be a permitted assignee pursuant to Section 9 hereof. Tenant’s failure to, or its election not to, exercise its right of first refusal hereunder shall not affect the continued enforceability of the option to purchase provided in Section 12 hereof.

[Signature Pages Follow]

     IN WITNESS WHEREOF, on the day and year first above written, Landlord and Tenant have duly executed this Lease under seal as their free act and deed.

Witnesses:	LANDLORD:

Print Name: Lois A. Flynn	JIMJOY HOLDINGS, LLC, a New Hampshire limited liability company

By:
	Name: Title:	Francis P. Rich, Jr. Manager
Print Name:

Exhibit 10.19	Page 16 of 36

STATE OF NEW	)
HAMPSHIRE	)
COUNTY OF ROCKINGHAM	) ss:

     The foregoing instrument was acknowledged before me this 9th day of March, 2000, by Francis P. Rich, Jr., the Manager of JimJoy Holdings, LLC, a New Hampshire limited liability company, on behalf of the limited liability company. He is personally known to me or has produced                     (type of identification) as identification.

NOTARY PUBLIC

Print Name Reed Miller Commission No.

My Commission Expires:

Witnesses:	TENANT:

Print Name: Sheri Freeman-Matterson	NATIONSRENT USA, LLC a Delaware corporation

By:
	Name: Title:	Jorge L. Martin Vice President

Print Name: Cynthia Jones

STATE OF FLORIDA	)
)
COUNTY OF BROWARD	) ss:

     The foregoing instrument was acknowledged before me this 14th day of March, 2000, by Jorge L. Martin as Vice President, of NationsRent USA, Inc., a Delaware corporation on behalf of the corporation. He/she is personally known to me or has produced a driver’s license as identification.

NOTARY PUBLIC

Print Name Doris Soberal-Jorge Commission No. CC907127 My Commission Expires: 5/31/04

EXHIBIT “A”

DESCRIPTION OF PREMISES

Exhibit 10.19	Page 17 of 36

     The Premises to which reference is made in the foregoing is hereby described as all that lot, piece or parcel of land lying, being and situated in the County of Rockingham, State of New Hampshire, more particularly described as follows:

A certain tract or parcel of land, with any buildings thereon, situated in Candia, County of Rockingham, State of New Hampshire, shown as Lot 158-1 on a plan entitled “Minor Subdivision, S & M Investments, LLC, Old Manchester Road, Candia, New Hampshire” dated August 11, 1995, and recorded in the Rockingham County Registry of Deeds at Plan #D-24356 (the “Plan”), bounded and described as follows:

Beginning at a granite bound set at the southwesterly corner of the within described parcel near the northerly side of Old Manchester Road; thence North 18° 17’33” East, along Lot 158-2, a distance of 485.60 feet to a granite bound set; thence South 80° 17’ 57” East, along Lot 138, a distance of 534.8893 feet to a point; thence following a curve to the left with a radius of 1,746.67 feet, a distance of 150.66 feet to a point; thence South 04° 45’ 33” West, along Lot 138, a distance of 668.41 feet to a point near the northerly side of N.H. Route 43; thence North 86° 26’38” West, a distance of 148.76 feet to a point; thence North 70° 30’39” West, a distance of 147.73 feet to a point; thence North 53° 23’ 07” West, a distance of 313.13 feet to a point; thence North 73° 24’ 31” West, a distance of 145.69 feet to a point; thence North 73° 57’ 32” West, crossing over the driveway leading into the within described premises from Old Manchester Road, a distance of 98.45 feet to the granite bound first mentioned above and the point of beginning.

EXHIBIT “B”

SCHEDULE OF RENT

	Initial Term

	Monthly Installment	Annual Rent

Commencement Date -	$14,800.00	$177,600.00
8/14/00

8/15/00 — Lease Year 10	$15,300.00	$183,600.00

	First Extension Term

Lease Years	Monthly Installment	Annual Rent

11-15	$15,606.00	$187,272.00

	Second Extension Term

Lease Years	Monthly Installment	Annual Rent

16-20	$15,918.12	$191,017.44

EXHIBIT “C”

FORM OF MEMORANDUM OF LEASE

Exhibit 10.19	Page 18 of 36

PREPARED BY AND RETURN TO:

Theresa M. McLaughlin, Esq.
Akerman, Senterfitt & Eidson, P.A.
450 East Las Olas Boulevard, Suite 950
Fort Lauderdale, Florida 33301

SPACE ABOVE THIS LINE FOR
RECORDER’S USE

MEMORANDUM OF LEASE

(Candia, New Hampshire)

     THIS MEMORANDUM OF LEASE by and between JIMJOY HOLDINGS, LLC, a New Hampshire limited liability company, the address of which is 17 Old Manchester Road, Candia, New Hampshire 03034 (hereinafter called “Landlord”), and NATIONSRENT USA, INC., a Delaware corporation, the address of which is 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 (hereinafter called “Tenant”).

     Landlord has granted to Tenant a lease which includes, among others, the following provisions:

1.	Date of Lease: March , 2000.

2.	Description of leased Premises: See Exhibit “A” attached hereto.

3.	Lease Commencement Date: March , 2000.

4.	Term: Ten (10) Years.

5.	Renewal Option(s): Two (2) five (5) year renewal options.

6.	The Lease contains a right of first refusal and an option to purchase both in favor of Tenant.

7.	The Lease contains the following provision:

Liens. All persons are put on notice of the fact that Tenant under no circumstances shall have the power to subject the interest of Landlord in the Premises to any mechanic’s or materialman’s lien or liens of any kind. All persons who hereafter, during the life of this Lease, may furnish work, services or materials to the Premises upon the request or order of Tenant or any person claiming under, by or through Tenant, must look wholly to the interest of Tenant and not to that of Landlord. Tenant covenants and agrees with Landlord that Tenant will not permit or suffer to be filed or claimed against the interest of Landlord in the Premises during the continuance of this Lease, any lien or liens of any kind by any person claiming under, by, through or against Tenant; and if any such lien is claimed or filed, it shall be the duty of Tenant, within sixty (60) days after the claim of lien or suit claiming a lien has been filed, to cause the Premises to be released from such claim, either through payment or through bonding with corporate surety or through the deposit into court, pursuant to statute, of the necessary sums of money, or in any other way that will effect the release of Landlord’s interest in the Premises from such claim.

     The purpose of this Memorandum of Lease is to give record notice of the Lease and of the rights created thereby, all of which are hereby confirmed.

     IN WITNESS WHEREOF the parties have executed this Memorandum of Lease as of the dates

Exhibit 10.19	Page 19 of 36

set forth in their respective acknowledgments.

Witnesses:	LANDLORD:

JIMJOY HOLDINGS, LLC. a New Hampshire limited liability company

Print Name:
By:
	Name: Title:	Francis P. Rich, Jr. Manager

Print Name:

STATE OF	)
)ss:
COUNTY OF	)

     The foregoing instrument was acknowledged before me this 9 day of March, 2000, by Francis P. Rich, Jr., Manager of JimJoy Holdings, LLC, a New Hampshire limited liability company. He is personally known to me or has produced a driver’s license as identification.

Notary Public
Print Name

Commission No.

My Commission Expires:

Witnesses:	TENANT:

NATIONSRENT OF NEW HAMPSHIRE, INC., a Delaware corporation

Print Name:

By:

Name:

Title:

Print Name:

STATE OF FLORIDA	)
)ss:
COUNTY OF BROWARD	)

     The foregoing instrument was acknowledged before me this                     day of March, 2000, by                     as                     of NationsRent USA, Inc., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver’s license as identification.

Exhibit 10.19	Page 20 of 36

Notary Public
Print Name
Commission No.

My Commission Expires:

EXHIBIT “D”

TITLE EXCEPTIONS

1.	Mortgage to Farmington National Bank, holder of a mortgage from JimJoy Holdings, LLC, dated January 19, 1999 in the principal amount of $935,000.00 and recorded on January 20, 1999 with Rockingham County Registry of Deeds at Book 3360, Page 208.

2.	Collateral Assignment of Leases and Rents in favor of Farmington National Bank recorded with said Deeds at Book 3360, Page 225.

3.	Mortgage to Farmington National Bank, holder of a Mortgage from JimJoy Holdings, LLC, dated August 19, 1999 in the principal amount of $600,000.00 and recorded with said Deeds at Book 3416, Page 2258.

4.	Collateral Assignment of Leases and Rents in favor of Farmington National Bank recorded with said Deeds at Book 3416, Page 2275.

EXHIBIT “E”

FORM OF NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

Theresa M. McLaughlin, Esq
Akerman, Senterfitt & Eidson, P.A.
450 East Las Olas Boulevard, Suite 950
Fort Lauderdale, Florida 33301

SPACE ABOVE THIS LINE FOR
RECORDER’S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

(Candia, New Hampshire)

     THIS SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made and entered into this the    day of March, 2000, by NATIONSRENT USA, INC., a Delaware corporation, the address of which is 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301 (“Tenant”), FARMINGTON NATIONAL BANK, a New Hampshire banking institution, the address of which is 8 Central Street, Farmington, New Hampshire 03835 (“Lender”) and JIMJOY HOLDINGS, LLC, a New Hampshire limited liability company, the address

Exhibit 10.19	Page 21 of 36

of which is 17 Old Manchester Road, Candia, New Hampshire 03034 (“Landlord”).

R E C I T A L S:

     WHEREAS, Landlord and Tenant executed a Lease dated as of March    , 2000 (the “Lease”), in favor of Tenant, a memorandum of which may be recorded simultaneously herewith, covering Premises therein described located on a parcel of real estate, the legal description of which is attached hereto and incorporated herein by this reference as Exhibit “A” (said parcel of real estate and the Premises being sometimes collectively referred to herein as the “Property”); and

     WHEREAS, Landlord has executed a Mortgage in the principal amount of $935,000.00 dated January 19, 1999 and recorded on January 20, 1999 at Book 3360, Page 208; a Collateral Assignment of Leases and Rents recorded at Book 3360, Page 225; a Mortgage in the principal amount of $600,000.00 dated August 19, 1999 and recorded at Book 3416, Page 2258; and a Collateral Assignment of Leases and Rents recorded at Book 3416, Page 2275, all in favor of the Lender and all recorded in the Registry of Deeds of Rockingham County, New Hampshire (collectively, the “Mortgage”); and

     WHEREAS, it is a condition to said loan that said Mortgage shall unconditionally be and remain at all times a lien or charge upon the Property, prior and superior to the Lease and to the leasehold estate created thereby; and

     WHEREAS, the parties hereto desire to assure Tenant’s possession and control of the Property under the Lease upon the terms and conditions therein contained;

     NOW, THEREFORE, for and in consideration of the mutual covenants and premises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, the parties hereto do hereby agree as follows:

A G R E E M E N T:

     1. The Lease is and shall be subject and subordinate to the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all future advances made thereunder.

     2. Should Lender become the owner of the Property, or should the Property be sold by reason of foreclosure, or other proceedings brought to enforce the Mortgage which encumbers the Property, or should the Property be transferred by deed in lieu of foreclosure, or should any portion of the Property be sold under a trustee’s sale, the Lease shall continue in full force and effect as a direct lease between the then owner of the Property covered by the Mortgage and Tenant, upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the Term thereof remaining, including any extensions therein provided. Tenant does hereby agree to attorn to Lender or to any such owner as its landlord, and Lender hereby agrees that it will accept such attornment.

     3. Notwithstanding any other provision of this Agreement, Lender shall not be (a) liable for any default of any landlord under the Lease (including Landlord), except that Lender agrees to cure any default of Landlord that is continuing as of the date Lender forecloses the Property within thirty (30) days from the date Tenant delivers written notice to Lender of such continuing default, unless such default is of such a nature to reasonably require more than thirty (30) days to cure and then Lender shall be permitted such additional time as is reasonably necessary to effect such cure, provided Landlord diligently and continuously proceeds to cure such default; (b) subject to any offsets or defenses which

Exhibit 10.19	Page 22 of 36

have accrued prior to the date of foreclosure, unless Tenant shall have delivered to Lender written notice of the default which gave rise to such offset or defense and permitted Lender the same right to cure such default as permitted Landlord under the Lease; (c) bound by any Rent that Tenant may have paid under the Lease more than one month in advance; (d) bound by any amendment or modification of the Lease hereafter made without Lender’s prior written consent; (e) responsible for the return of any security deposit delivered to Landlord under the Lease and not subsequently received by Lender.

     4. If Lender sends written notice to Tenant to direct its Rent payments under the Lease to Lender instead of Landlord, then Tenant agrees to follow the instructions set forth in such written instructions and deliver Rent payments to Lender; however, Landlord and Lender agree that Tenant shall be credited under the Lease for any Rent payments sent to Lender pursuant to such written notice.

     5. All notices which may or are required to be sent under this Agreement shall be in writing and shall be sent by first-class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

If to Landlord:	JimJoy Holdings, LLC 17 Old Manchester Road Candia, NH 03034

with a copy to:

If to Tenant:	NationsRent USA, Inc. 200 East Broward Boulevard, 21st Floor Fort Lauderdale, FL 33301 Attn: Jorge L. Martin, Vice President of Real Estate and Construction

with a copy to:	NationsRent, Inc. 450 East Las Olas Boulevard, Suite 1400 Fort Lauderdale, FL 33301 Attn: Joseph H. Izhakoff, Esq.

with a copy to:	Akerman, Senterfitt & Eidson, P.A. 350 East Las Olas Boulevard, Suite 1600 Fort Lauderdale, FL 33301-4200 Attn: Theresa M. McLaughlin, Esq.

Lender:	Farmington National Bank 8 Central Street Farmington, New Hampshire 03835

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail.

     6. Said Mortgage shall not cover or encumber and shall not be construed as subjecting in any manner to the lien thereof any of Tenant’s improvements or trade fixtures, furniture, equipment or other personal property at any time placed or installed in the Premises. In the event the Property or any part thereof shall be taken for public purposes by condemnation or transfer in lieu thereof or the same are

Exhibit 10.19	Page 23 of 36

damaged or destroyed, the rights of the parties to any condemnation award or insurance proceeds shall be determined and controlled by the applicable provisions of the Lease.

     7. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property secured by the Mortgage.

     8. Should any action or proceeding be commenced to enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney’s fees.

     9. Tenant shall not be enjoined as a party/defendant in any action or proceeding which may be instituted or taken by reason or under any default by Landlord in the performance of the terms, covenants, conditions and agreements set forth in the Mortgage.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Witnesses	LENDER:

FARMINGTON NATIONAL BANK, a New Hampshire banking institution
Print Name:

By:

Name:

Title:

Print Name:

STATE OF	)
)ss:
COUNTY OF	)

     The foregoing instrument was acknowledged before me this 10th day of March 2000, by Kenneth Davis as SKVP of Farmington National Bank, a New Hampshire banking institution, on behalf of the institution. He/she is personally known to me or has produced a driver’s license as identification.

Notary Public
Print Name

Commission No.

My Commission Expires:

Witnesses:	TENANT:

NATIONSRENT USA, INC., a Delaware corporation

Print Name:	By:

Exhibit 10.19	Page 24 of 36

Name:

Title:

Print Name:

STATE OF FLORIDA	)
)ss:
COUNTY OF BROWARD	)

     The foregoing instrument was acknowledged before me this                     day of March, 2000, by                     as                     of NationsRent USA, Inc., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver’s license as identification.

Notary Public
Print Name

Commission No.

My Commission Expires:

Witnesses:	LANDLORD:

JIM JOY HOLDINGS, LLC a New Hampshire limited liability company

Print Name:

By:
	Name: Title:	Francis P. Rich, Jr. Manager
Print Name:

STATE OF	)
)ss:
COUNTY OF	)

     The foregoing instrument was acknowledged before me this    day of March, 2000, by Francis P. Rich, Jr., Manager of Jim Joy Holdings, LLC, a New Hampshire limited liability company. He is personally known to me or has produced a driver’s license as identification.

Notary Public
Print Name

Commission No.

My Commission Expires:

EXHIBIT “F”

LANDLORD’S DELIVERIES

1.	Copy of prior title policy or other title work and copy of legal description.

Exhibit 10.19	Page 25 of 36

2.	Copy of prior survey.

3.	Copy of prior environmental report.

4.	Copy of prior soil or other geotechnical reports, if any.

5.	Copy of real estate tax bill.

EXHIBIT “G”

TERMS FOR PURCHASE AND SALE

     If Tenant exercises the Option to Purchase contained in Section 12 of the Lease, the closing of the transfer of the Premises shall be controlled by the following provisions. Capitalized terms not defined herein shall have the meaning given them in the Lease to which this Exhibit is attached.

1.	PROPERTY DESCRIPTION:

(a)	Premises: the property described on Exhibit “A” to the Lease.

(b)	Personal Property: (“None” if blank).

2.	PURCHASE PRICE: Landlord and Tenant agree to act reasonably and in good faith to negotiate a Purchase Price for the Premises that will be equal to the then current fair market value of the Premises. In the event the parties are unable to reach an agreement with respect to the Purchase Price within fifteen (15) days of the Purchase Notice provided under Section 12 of the Lease between Landlord and Tenant, then either party may notify the other of its intent to have the Purchase Price determined by appraisal. Such notice must identify the appraiser retained to make such determination, which appraiser must be engaged full time as a real estate appraiser and must be a member of the American Institute of Real Estate Appraisers. A copy of such appraiser’s report indicating the appraised fair market value of the Premises shall be delivered, upon receipt, to the other party. Such other party shall then have thirty (30) days to retain a second appraiser to make a separate determination and to submit a separate report indicating the fair market value of the Premises. Such second appraiser must also be engaged full time as a real estate appraiser and must also be a member of the American Institute of Real Estate Appraisers. A copy of such second appraiser’s report shall be delivered, upon receipt, to the other party. If the appraised fair market value of the Premises according to such two (2) appraisal reports vary by twenty five (25%) percent or less, then the fair market values indicated in the two (2) reports shall be averaged and the value thus obtained, shall, for all purposes, conclusively fix and be the Purchase Price. If such values vary by more than twenty five (25%) percent then such two (2) appraisers shall select a third appraiser, similarly qualified, who shall determine the fair market value of the Premises, such determination to be conclusive on the parties. If the two (2) appraisers fail to appoint such third appraiser within thirty (30) days after delivery of the second appraiser’s report, the third appraiser shall be appointed by the presiding judge of the state court of general jurisdiction for the county in which the Premises are located, and such third appraiser shall then individually determine the fair market value of the Premises, such determination to be binding upon each of the parties. It is expressly agreed that the determination of the fair market value of the Premises by a third appraiser (whether appointed by the prior two (2) appraisers or such presiding judge) shall be a value that must be between the values determined by the results of the prior two (2) appraisers, and the submission of the dispute to such third appraiser shall so provide. It is further expressly

Exhibit 10.19	Page 26 of 36

acknowledged, understood and agreed that such appraisals shall determine the actual fair market value of the Premises for the purposes of determining the Purchase Price to be paid under the Option to Purchase. The Appraisers should not consider the existence of the Lease, or the options to extend the Term or to purchase the Premises in arriving at the fair market value of the Premises. The fair market value of the Premises as determined by the above procedure shall be the Purchase Price for the Premises. Each party shall pay all costs, fees and expenses of the appraiser appointed by it, and fifty (50%) percent of the costs, fees and expenses of the third appraiser, if any. The Closing Date of the sale and purchase shall be extended as necessary to complete the procedure set forth above, and if extended, the Closing shall occur fifteen (15) days after the Purchase Price is finally determined. Notwithstanding any provision of this Exhibit E to the contrary, the parties hereto agree that the fair market value shall not be less than the sum of (a) the purchase price paid by the Landlord for the Premises prior to the commencement of the term of the Lease and (b) the unreimbursed costs and expenses of improvements to the Premises incurred by Landlord.

3.	EFFECTIVE DATE: The date of Contract (“Effective Date”) will be the date when the Tenant has delivered a Purchase Notice to the Landlord.

4.	PAYMENT OF PURCHASE PRICE: The Purchase Price, subject to applicable adjustments and prorations, shall be paid to Landlord on the Closing Date by certified or cashier’s check or by wire transfer.

5.	CLOSING DATE: This transaction shall be closed and the deed and other closing papers delivered on the sixtieth (60) day after the Effective Date unless modified by other provisions of these Terms for Purchase and Sale (these “Purchase Terms”)

6.	RESTRICTIONS; EASEMENTS; LIMITATIONS: Tenant shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision; public utility easements of record servicing the Premises; taxes for year of closing and subsequent years; assumed mortgages identified in the Purchase Notice, if any; provided that there exists at closing no violation of the foregoing and none prevents use of the Premises for purposes identified in Section 11.17 of the Lease.

7.	OCCUPANCY: Landlord warrants that there are no parties in occupancy other than Tenant and any party claiming under Tenant and Landlord shall deliver sole occupancy of the Premises to Tenant at time of closing, except for any parties in possession under agreements with Tenant.

8.	ASSIGNABILITY: Tenant may assign its rights under this agreement to the same extent and in the same manner as provided in Section 9 of the Lease.

9.	EVIDENCE OF TITLE: Within twenty (20) days of receipt of a Purchase Notice, Landlord shall deliver to Tenant a copy of Landlord’s existing owner’s title insurance policy and all endorsements thereto. Within thirty (30) days after the Purchase Notice, Tenant at Tenant’s expense shall obtain a title insurance commitment (with legible copies of instruments listed as exceptions attached thereto) issued by a title insurer licensed in the state where the Premises is located agreeing to issue Tenant, upon recording of the deed to Tenant, an owner’s policy of title insurance in the amount of the Purchase Price, insuring Tenant’s title to the Premises, subject only to liens, encumbrances, exceptions or qualifications provided in these Purchase Terms and those to be discharged by Landlord at or before closing. Landlord shall convey marketable title subject only to liens, encumbrances, exceptions or qualifications provided in these Purchase Terms. Marketable title shall be determined according to applicable law. Tenant shall have thirty (30) days from date of

Exhibit 10.19	Page 27 of 36

receiving evidence of title to examine it. If title is found defective, Tenant shall within three (3) days thereafter, notify Landlord in writing specifying defect(s). If the defect(s) render title unmarketable, Landlord will have thirty (30) days from receipt of notice to remove the defects, failing which Tenant shall, within five (5) days after expiration of the thirty (30) day period, deliver written notice to Landlord either: (1) extending the time for a reasonable period not to exceed one hundred twenty (120) days within which Landlord shall use diligent effort to remove the defects; or (2) terminating Tenant’s exercise of the Option to Purchase the Premises. If Tenant fails to so notify Landlord, Tenant shall be deemed to have accepted the title as it then is. Landlord shall, if title is found unmarketable, use diligent effort to correct defect(s) in the title within the time provided therefor. If Landlord is unable to timely correct the defects, Tenant shall either waive the defects or terminate the exercise of the Option to Purchase, thereby releasing Tenant and Landlord from all further obligation under these Purchase Terms.

10.	SURVEY: Tenant, at Tenant’s expense, within time allowed to deliver evidence of title and to examine same, may have the Premises surveyed and certified by a surveyor registered in the state where the Premises is located. If survey discloses encroachment on the Premises or that improvements located on the Premises encroach on setback lines, easements, lands of others or violate any restrictions, covenants of these Purchase Terns or applicable governmental regulation, the same shall constitute a title defect.

11.	INGRESS AND EGRESS: Landlord warrants and represents that there is ingress and egress to the Premises sufficient for its intended use as described in Section 11.17 of the Lease, title to which is in accordance with Section 9 of these Purchase Terms.

12.	LIENS: Landlord shall furnish to Tenant at time of closing an affidavit attesting to the absence, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors arising as the result of any action or inaction of Landlord and further attesting that there have been no improvements or repairs to the Premises by Landlord for ninety (90) days immediately preceding date of closing. If the Premises has been improved or repaired by Landlord within that time, Landlord shall deliver releases or waivers of construction liens executed by all general contractors, subcontractors, suppliers and materialmen in addition to Landlord’s lien affidavit setting forth the names of all such general contractors, subcontractors, suppliers and materialmen, further affirming that all charges for improvements or repairs incurred by Landlord which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at closing of these Purchase Terms.

13.	PLACE OF CLOSING: Closing shall be held in the county where the Premises are located at the office of the attorney or other closing agent designated by Tenant.

14.	TIME: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided herein which shall end on a Saturday, Sunday or a legal holiday shall extend to 5:00 p.m. on the next business day. Time is of the essence in these Purchase Terms.

15.	DOCUMENTS FOR CLOSING: Landlord shall furnish the deed, bill of sale, construction lien affidavit in compliance with Section 12 of these Purchase Terms, owner’s possession affidavit, FIRPTA affidavit, assignments of leases, tenant and mortgagee estoppel letters and corrective instruments. Each party shall execute a closing statement.

16.	EXPENSES: Transfer taxes, fees, documentary stamps and surtax on the deed and recording of corrective instruments shall be paid by Landlord. Recording of deed shall be paid by Tenant.

Exhibit 10.19	Page 28 of 36

Unless otherwise provided by law or rider to these Purchase Terms, charges for the following related title services, namely title or abstract charge, title examination, and settlement and closing fee, shall be paid by the party responsible for furnishing the title evidence in accordance with Section 9 of these Purchase Terms. Tenant shall pay the premium for the owners title insurance policy insuring Tenant’s interest.

17.	PRORATIONS; CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Premises shall be prorated through the day before closing unless they are the responsibility of Tenant under the Lease, in which case they shall not be prorated. Tenant shall have the option of taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations to be made through the day prior to closing. Advance rent and security deposits will be credited to Tenant. Escrow deposits held by any mortgagee will be credited to Tenant if Tenant has provided the funds for the escrow, otherwise they will be paid to Landlord. Taxes shall be prorated based on the current year’s tax with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year’s millage is not fixed and current year’s assessment is available, taxes will be prorated based upon such assessment and the prior year’s millage. If the current year’s assessment is not available, then taxes will be prorated on the prior year’s tax. Tax proration based on an estimate shall, at request of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.

18.	SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Landlord unless they are the responsibility of Tenant under the Lease. Pending liens as of date of closing shall be assumed by Tenant. If the improvement has been substantially completed as of Effective Date, any pending lien shall be considered certified, confirmed or ratified and Landlord shall, at closing, (unless such lien is the responsibility of Tenant under the Lease) be charged an amount equal to the last estimate or assessment for the improvement by the public body.

19.	RISK OF LOSS: If the Premises is damaged by fire or other casualty before closing and cost of restoration does not exceed fifty (50%) percent of the assessed valuation of the Premises so damaged, cost of restoration shall be an obligation of the Landlord and closing shall proceed pursuant to the terms of these Purchase Terms with restoration costs escrowed at closing. If the cost of restoration exceeds fifty (50%) percent of the assessed valuation of the Premises so damaged, Tenant shall have the option of either taking the Premises as is, together with any insurance proceeds payable by virtue of such loss or damage, or of terminating the exercise of the Option to Purchase.

20.	ATTORNEY’S FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of these Purchase Terms, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party reasonable attorney’s fees, costs and expenses.

21.	FAILURE OF PERFORMANCE: If Tenant fails to perform these Purchase Terms within the time specified, Landlord may elect to terminate the exercise of the Option to Purchase and be relieved of all obligations under these Purchase Terms. If for any reason other than failure of Landlord to make Landlord’s title marketable after diligent effort, Landlord fails, neglects or refuses to perform these Purchase Terms, the Tenant may seek specific performance or may terminate the exercise of the option, whereupon Landlord shall reimburse Tenant for all costs and expenses in connection with Tenant’s exercise of the Option to Purchase. In the event either party terminates the exercise of the Option to Purchase as set forth herein, the parties shall continue to be bound by the terms and provisions of the Lease, as the same shall apply.

Exhibit 10.19	Page 29 of 36

22.	PERSONS BOUND; NOTICE: These Purchase Terms shall bind and inure to the benefit of the parties and their successors in interest. Whenever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

23.	CONVEYANCE: Landlord shall convey title to the Premises by limited warranty deed, subject only to matters contained in Section 6 of these Purchase Terms and those otherwise accepted by Tenant. Personal Property shall, at the request of Tenant, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

24.	OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Tenant or Landlord unless included in these Purchase Terms. No modification to or change in these Purchase Terms shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.

25.	ENVIRONMENTAL REPRESENTATIONS AND INSPECTIONS: Landlord hereby represents and warrants to Tenant (the “Representations”) that, exclusive of Tenant’s and Tenant’s employee’s, agent’s and invitee’s actions or inactions: (1) the Premises and all uses of the Premises have been, and presently are, in compliance with all federal, state, and local Environmental Laws; (2) no Hazardous Materials have been generated, stored, treated or transferred on the Premises, except in the ordinary course of business and in compliance with Environmental Laws; (3) Landlord has no knowledge of any spill or Environmental Law violation on any property contiguous to or in the vicinity of the Premises to be sold to Tenant; and (4) Landlord has not received or otherwise obtained knowledge of any spill or contamination on the Premises, any existing or threatened environmental lien against the Premises, or any lawsuit, proceeding, or investigation regarding the handling of Hazardous Materials on the Premises.

26.	WARRANTY: Landlord warrants that there are no facts known to Landlord materially affecting the value of the Premises which are not readily observable by Tenant or which have not been disclosed to Tenant or that have not been created by Tenant, its employees and agents.

LEASE TERMINATION AGREEMENT

(Candia, New Hampshire)

     THIS LEASE TERMINATION AGREEMENT (this “Agreement”) is made as of the 15th day of March, 2000 (the “Effective Date”) by and between JIMJOY HOLDINGS, LLC, a New Hampshire limited liability company (“Landlord”), and NATIONSRENT USA, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

     Landlord and Action Equipment Co., Inc. (the predecessor in interest to Tenant) entered into that certain Lease Agreement dated August 15, 1996 (referred to herein, together with all amendments thereto, as the “Lease”) pertaining to certain premises commonly known as 17 Old Manchester Road in the Town of Candia, Rockingham County, State of New Hampshire (the “Premises”), more particularly described on Exhibit “A”.

     Landlord and Tenant desire to terminate the Lease on the terms and conditions hereinafter set forth.

Exhibit 10.19	Page 30 of 36

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, Landlord and Tenant hereby agree as follows:

     1. Termination of Lease. The Lease shall terminate and be of no further force and effect as of 12:00 a.m. on the Effective Date (the “Termination Date”) as if that were the date and time fixed for the expiration of the term provided for in the Lease.

     3. Rent and Other Charges. Tenant shall pay to Landlord all rent, utility charges and other charges relating to the Premises for which Tenant is responsible pursuant to the Lease and which accrue prior to the Termination Date. Tenant shall indemnify and hold Landlord harmless against any utility charges or other charges relating to the Premises which are the obligation of Tenant under the Lease and which accrue prior to the Termination Date.

     5. Certification. Each party hereto hereby certifies to the other that said party has full authority to execute and deliver this Agreement and that no consents or authorizations to this Agreement are required.

     6. Entire Agreement. This Agreement contains all the agreements of the parties hereto with respect to the matters covered or mentioned in this Agreement, and no prior agreements, letters, representations, warranties, promises or understanding pertaining to any such matters shall be effective for any such purpose.

     7. Successors and Assigns. All covenants, promises, conditions, representations and agreements herein contained shall be binding upon and apply and inure to the parties hereto and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Lease Termination Agreement as of the date first written above.

Witnesses:			LANDLORD:

JIMJOY HOLDINGS, LLC.
a New Hampshire limited liability company

Print Name:

By:

Name: Francis P. Rich, Jr.
Title: Manager

Print Name:

STATE OF	)

	)	ss:
COUNTY OF	)

     The foregoing instrument was acknowledged before me this    day of March, 2000, by Francis P. Rich, Jr., Manager of JimJoy Holdings, LLC, a New Hampshire limited liability company. He is personally known to me or has produced a driver’s license as identification.

Exhibit 10.19	Page 31 of 36

Notary Public

Print Name

Commission No.

My Commission Expires:

Witnesses:		TENANT:

NATIONSRENT OF NEW HAMPSHIRE, INC.,
a Delaware corporation

Print Name:		By:

Name:

Title:

Print Name:

STATE OF FLORIDA	)
)ss:
COUNTY OF BROWARD	)

     The foregoing instrument was acknowledged before me this                     day of March, 2000, by                                                                                                 as                                                           of NationsRent USA, Inc., a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced                                                           (type of identification) as identification.

Notary Public

Print Name

Commission No.

My Commission Expires:

Exhibit 10.19	Page 32 of 36

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

A portion of the premises situated in the Town of Candia, Rockingham County, New Hampshire shown as Lot 158-1 on a plan entitled “Minor Subdivision, Jim Joy Holdings, LLC, Old Manchester Road, Candia, New Hampshire,” prepared by Ron Natoli, R.L.S., dated August 11, 1995, and recorded in the Rockingham County Registry of Deeds as Plan No. D-24356. The premises leased to the Lessee includes the parking area and buildings shown on Schedule A attached hereto, and the non exclusive right to use any rights of way over and leading to such parking area and buildings.

Exhibit 10.19	Page 33 of 36

SCHEDULE A

[Drawing of Leased Premises including parking area and buildings.]

Exhibit 10.19	Page 34 of 36

LANDLORD’S WAIVER AND CONSENT

     This Agreement is made this 17th day of August between Francis P. Rica, Jr. and Vigilant, Inc. as “Tenant” under a certain Lease Agreement dated June 17, 1996 and KeyBank National Association as “Lender”.

Exhibit 10.19	Page 35 of 36

     WHEREAS, Tenant has leased from Landlord certain space pursuant to said Lease Agreement at 17 Old Manchester Rd, Second Floor, Candia, NH 03034 (the “Leased Premises”): and

     WHEREAS, Tenant is obtaining financing from Lender secured by personal property located at said Leased Premises; and

     WHEREAS, as an inducement to Lender, Tenant has agreed to seek Landlord’s consent to the removal by Lender of such personal property from the Leased Premises in the event of default by Tenant under the terms and conditions of said financing;

     NOW, THEREFORE, in consideration of One Dollar ($1.00) and other valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Landlord hereby agrees to allow Lender, its successors, assigns, or its or their representative, to remove any and all personal property that is the subject of a security interest in savor of Lender from the Leased Premises. Lender agrees to perform such removal in a manner that wi11 not materially interfere with the use and enjoyment of other tenants, if any, at or near the location of the Leased Premises. Notwithstanding anything to the contrary contained in said Lease Agreement, Landlord hereby waives any and all c1aims it may have with respect to such personal property and agrees that Lender’s security interest is superior to any claim or lien of Landlord regarding such personal property.

2.	Lender hereby Agrees to give Landlord reasonable notice of its intent to remove said personal property from the Leased Premises.

3.	Landlord hereby agrees to give Lender notice of any default by Tenant under the terms of its Lease and also agrees to give Lender thirty (30) days from the date of such notice to remove said personal property from the Leased Premises.

Exhibit 10.19	Page 36 of 36

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed as of the day and year first above written.

WITNESS	LANDLORD

TENANT:

Vigilant, Inc.

Charles Griffiths, III

KeyBank National Association

By:

Michael D. Hewitt
Its: Vice President